AMENDING AGREEMENT

THIS AGREEMENT made as of the 12th day of August, 2011.

AMONG:	STILLWATER MINING COMPANY, a corporation existing under the laws of Delaware; (“Stillwater”)

AND:	PEREGRINE METALS LTD., a corporation existing under the laws of Canada; (“Peregrine”)

WHEREAS Stillwater and Peregrine entered into an arrangement agreement dated July 11, 2011 (the "Arrangement Agreement") concerning, among other things, the proposed acquisition by a wholly-owned subsidiary of Stillwater of all of the Peregrine Shares;

AND WHEREAS the parties wish to amend the terms of the Arrangement Agreement as specified herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Except as hereby amended, all terms and conditions of the Arrangement Agreement remain the same, in full force and effect. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Arrangement Agreement.

2.	Section 1.1(pppp) is hereby deleted in its entirety and replaced with the following:

" “Termination Deadline” means (i) October 4, 2011, or if extended in accordance with section 7.2, October 30, 2011, or (ii) December 31, 2011 if an Acquisition Proposal has been received by Peregrine prior to the termination of this Agreement, or such other date as the Parties hereto may otherwise agree upon in writing;"

3.	Section 3.2(d)(i) is hereby deleted in its entirety and replaced with the following:

"3.2(d)(i)  Each Peregrine Option outstanding immediately prior to the Effective Time, shall be exchanged for an option granted by Stillwater (each a “Stillwater Replacement Option” and collectively the “Stillwater Replacement Options”) to acquire that number of Stillwater Shares equal to the product of (A) the number of Peregrine Shares subject to the Peregrine Option immediately before the Effective Time and (B) the Option Exchange Ratio.  The exercise price per Stillwater Share subject to any Stillwater Replacement Option shall be equal to the quotient of (A) the exercise price per Peregrine Share subject to such Peregrine Option immediately before the Effective Time divided by (B) the Option Exchange Ratio, provided that the aggregate exercise price payable on any particular exercise of Stillwater Replacement Options shall be rounded up to the nearest whole cent.  Except as set out above, the terms of each Stillwater Replacement Option will be the same as the Peregrine Option exchanged therefor."

4.	Section 4.5(h) of the Arrangement Agreement is hereby deleted in its entirety and replaced with the following:

"4.5(h)  Stillwater shall incorporate a wholly-owned subsidiary (“AcquireCo”) of Stillwater as required in order to effect the Arrangement and the requirements specified in the Plan of Arrangement."

5.	Section 5.4 is hereby amended by adding the following paragraph at the end of the section:

"Each party hereto agrees to: (a) treat the exchange of Peregrine Shares for the Share Consideration and the Cash Consideration pursuant to the Plan and the Arrangement as a taxable transaction for all United States federal income tax purposes and to not take any position on any Tax Return or otherwise take any Tax reporting position inconsistent with such treatment and (b) act in a manner that is consistent with such treatment."

6.	The Plan of Arrangement attached as Schedule "A" to the Arrangement Agreement is hereby amended and restated in the form attached and marked hereto as Schedule "A".

7.
This amending agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. Each of the Parties hereto irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

8.
This amending agreement may be executed in counterparts, each of which when delivered (whether in originally executed form or by facsimile or other electronic transmission) shall be deemed to be an original and all of which together shall constitute one and the same document.

[Signatures to follow.]

2

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date first above written.

STILLWATER MINING COMPANY

Per:         “John R. Stark”

John R. Stark
Executive Vice President

PEREGRINE METALS LTD.

Per:         “Greg Shenton”

Greg Shenton
Chief Financial Officer

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SCHEDULE "A"

AMENDED AND RESTATED
PLAN OF ARRANGEMENT UNDER SECTION 192
OF THE CANADA BUSINESS CORPORATIONS ACT

1.	INTERPRETATION

(a)	Definitions: In this Plan of Arrangement, unless the context otherwise requires, the following words and terms shall have the meaning hereinafter set out:

(i)	“AcquireCo” means a wholly-owned subsidiary of Stillwater to be incorporated under the laws of Canada;

(ii)	“Amalco” means the corporation resulting from the Amalgamation;

(iii)	“Amalgamation” means the amalgamation of Acquireco and Peregrine, as described in Section 3(a)(viii);

(iv)
“Arrangement” means the arrangement under the provisions of section 192 of the CBCA, on the terms and conditions set forth in this Plan of Arrangement, subject to any amendment or supplement hereto made in accordance with the Arrangement Agreement and the provisions hereof or made at the direction of the Court in the Final Order;

(v)	“Arrangement Agreement” means the Arrangement Agreement dated July 11, 2011 to which this Plan of Arrangement is attached as schedule A;

(vi)	“Arrangement Resolution” means the Special Resolution of Peregrine Shareholders approving the Arrangement;

(vii)	“Business Day” means a day which is not a Saturday, Sunday or a civic or statutory holiday in Toronto, Ontario or Vancouver, British Columbia;

(viii)	“Cash Consideration” means US$1.35 for each one (1) Peregrine Share outstanding immediately prior to the Effective Time, up to an aggregate amount equal to the Maximum Cash;

(ix)	“CBCA” means the Canada Business Corporations Act, as amended;

(x)	“Certificate” means the certificate which may be issued by the Director pursuant to subsection 262(2) of the CBCA;

(xi)	“Closing Date” means the Business Day that is three Business Days after the granting of the Final Order or such other date as the parties to the Arrangement Agreement may agree;

(xii)	“Code” means the Internal Revenue Code of 1986 (United States), as amended;

(xiii)	“Court” means the British Columbia Supreme Court;

(xiv)
“Depositary” means any trust company, bank or financial institution agreed to in writing between Stillwater and Peregrine for the purpose of, among other things, exchanging certificates representing Peregrine Shares for certificates representing the Share Consideration and disbursing the Cash Consideration;

(xv)	“Director” means the Director appointed pursuant to section 260 of the CBCA;

(xvi)
“Dissent Procedures” means the procedures set forth in section 190 of the CBCA, as may be modified by the Interim Order, which are required to be taken by an Peregrine Shareholder to exercise the right of dissent in respect of Peregrine Shares in connection with the Arrangement;

(xvii)	“Dissent Rights” means the rights of dissent of Peregrine Shareholders in respect of the Arrangement Resolution as defined in section 4 hereof;

(xviii)	“Dissenting Peregrine Shareholder” means an Peregrine Shareholder who has duly exercised a Dissent Right in strict compliance with the Dissent Procedures;

(xix)
“Effective Date” means the date shown in the certificate of arrangement issued in accordance with section 262 of the CBCA in respect of the Arrangement, being the Closing Date, or such other date as may be agreed to by the parties to the Arrangement Agreement;

(xx)	“Effective Time” means the time when the Arrangement will be deemed to have been completed, which shall be 12:01 a.m., Vancouver time, on the Effective Date;

(xxi)
“Encumbrance” means any mortgage, hypothec, pledge, assignment, charge, lien, claim, security interest, adverse interest, other third Person interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

(xxii)
“Final Order” means the final order of the Court approving the Arrangement, and with the consent of Stillwater and Peregrine, as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then unless such appeal is withdrawn or denied, as affirmed or as amended on appeal, provided it shall not have been set aside or modified in a manner unacceptable to the Parties hereto, acting reasonably, on appeal or otherwise;

(xxiii)	“Former Peregrine Shareholders” means the holders of Peregrine Shares immediately prior to the Effective Time other than Stillwater, AcquireCo and the Dissenting Peregrine Shareholders;

(xxiv)
“Interim Order” means the interim order of the Court providing for, among other things, the calling and holding of the Peregrine Meeting, as such order may be amended, supplemented or varied by the Court (with the consent of Stillwater and Peregrine);

(xxv)	“Letter of Transmittal” means the letter of transmittal to be delivered by Peregrine to the Peregrine Shareholders providing for the delivery of Peregrine Shares to the Depositary;

(xxvi)	“Option Exchange Ratio” means 0.14793 of a Stillwater Share for each one (1) Peregrine Share outstanding immediately prior to the Effective Time;

(xxvii)	“Peregrine” means Peregrine Metals Ltd., a corporation existing under the laws of Canada;

(xxviii)	“Peregrine Disclosure Letter” means the letter dated July 11, 2011 delivered by Peregrine to Stillwater in the form accepted by Stillwater;

(xxix)
“Peregrine Meeting” means the special meeting of Peregrine Shareholders, including any adjournment or adjournments or postponement or postponements thereof, to be held for the purpose of obtaining approval by Peregrine Shareholders of the Arrangement Resolution;

(xxx)	“Peregrine Options” means the outstanding options to acquire Peregrine Shares and which have been issued pursuant to the Peregrine Stock Option Plan;

(xxxi)
“Peregrine Shareholder” means a Person who is a registered holder of Peregrine Shares as shown on the share register of Peregrine and for the purposes of the Peregrine Meeting, is a registered holder of Peregrine Shares as of the record date therefor, and for the purposes of the Arrangement, is a registered holder of Peregrine Shares immediately prior to the Effective Time;

(xxxii)	“Peregrine Shares” means the common shares which Peregrine is authorized to issue as presently constituted;

(xxxiii)	“Peregrine Stock Option Plan” means the stock option plan of Peregrine effective as of March 11, 2010;

(xxxiv)
“Peregrine Warrant Adjustment” means:  (i) in the case of the Warrant Indenture dated November 26, 2009, section 5.01(d) of that Warrant Indenture, and (ii) in respect of the Warrant Indenture dated March 11, 2010, section 4.01(d) of that Warrant Indenture;

(xxxv)	“Peregrine Warrants” means the outstanding warrants to purchase up to 11,833,400 Peregrine Shares issued by Peregrine as disclosed in the Peregrine Disclosure Letter;

(xxxvi)	“Maximum Cash” means US$200,502,344;

(xxxvii)	“Maximum Shares” means 12,083,608 Stillwater Shares;

(xxxviii)
“Person” means any individual, corporation, firm, partnership (including, without limitation, a limited partnership), sole proprietorship, syndicate, joint venture, trustee, trust, any unincorporated organization or association, any government or instrumentality thereof and any tribunal;

(xxxix)	“Share Consideration” means 0.08136 of a Stillwater Share for each one (1) Peregrine Share outstanding immediately prior to the Effective Time, up to an aggregate amount equal to the Maximum Shares;

(xl)	“Special Resolution” has the meaning ascribed to such term in the CBCA;

(xli)	“Stillwater” means Stillwater Mining Corporation, a corporation existing under the laws of Delaware;

(xlii)	“Stillwater Replacement Options” has the meaning given to such term in paragraph 3(a)(iv) hereof;

(xliii)	“Stillwater Shares” means the common shares which Stillwater is authorized to issue as presently constituted;

(xliv)	“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder as amended from time to time.

(b)
Interpretation Not Affected by Headings.  The headings contained in this Plan of Arrangement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan of Arrangement.  The terms “this Plan of Arrangement”, “hereof’, “herein”, “hereto”, “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular article, section, subsection, paragraph, subparagraph, clause or sub-clause hereof and include any agreement or instrument supplementary or ancillary hereto.

(c)
Date for any Action.  If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

(d)
Number and Gender.  In this Plan of Arrangement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders and neuter.

(e)
References to Persons.  A reference to a Person includes any successor to that Person. A reference to any statute includes all regulations made pursuant to such statute and the provisions of any statute or regulation which amends, supplements or supersedes any such statute or regulation.

(f)	Currency. Unless otherwise stated in this Plan of Arrangement, all references herein to amounts of money are expressed in lawful money of Canada.

2.	ARRANGEMENT AGREEMENT

This Plan of Arrangement is made pursuant to and subject to the provisions of the Arrangement Agreement. At the Effective Time, the Arrangement shall be binding upon Stillwater, AcquireCo, Amalco, Peregrine, holders of Peregrine Options, Peregrine Warrants and the Peregrine Shareholders.

The Articles of Arrangement and Certificate shall be filed and issued, respectively, with respect to this Arrangement in its entirety.  The Certificate shall be conclusive evidence that the Arrangement has become effective and that each of the provisions of Article 3 has become effective in the sequence set out therein.

3.	THE ARRANGEMENT

(a)	The Arrangement. At the Effective Time, the following shall occur and shall be deemed to have occurred in the following order without any further act or formality:

(i)	The holders of the Peregrine Options shall cease to be entitled to receive Peregrine Shares upon the exercise of such Peregrine Options.

(ii)
The Peregrine Warrants, if outstanding immediately prior to the Effective Time, shall remain outstanding and exercisable for the Cash Consideration and Share Consideration in accordance with the applicable Peregrine Warrant Adjustment provision.

(iii)
Each Peregrine Share held by a Dissenting Peregrine Shareholder (for greater certainty, being a Peregrine Shareholder who has complied with the Dissent Rights shall be deemed to have been transferred to AcquireCo (free of any Encumbrances) in consideration for a debt claim against AcquireCo to be paid fair value of such Peregrine Share pursuant to the Dissent Procedures and the name of such Dissenting Peregrine Shareholder shall be removed from the register of holders of Peregrine Shares and AcquireCo shall be recorded as the registered holder of Peregrine Shares so transferred and shall be deemed to be the legal and beneficial owner thereof (free of any Encumbrances).

(iv)
Each Peregrine Share held by a Former Peregrine Shareholder shall be transferred by the holder thereof to AcquireCo (free of any Encumbrances), and each Former Peregrine Shareholder shall be entitled to receive, in exchange therefor and subject to the following provisions of this Section 3, the Cash Consideration and the Share Consideration and the name of such Former Peregrine Shareholder shall be removed from the register of holders of Peregrine Shares and AcquireCo shall be recorded as the registered holder of Peregrine Shares so transferred and shall be deemed to be the legal and beneficial owner thereof (free of any Encumbrances), and such transfer shall be made upon the presentation and surrender, by or on behalf of the Former Peregrine Shareholder to the Depository, of the certificate formerly representing Peregrine Shares and a Letter of Transmittal.

(v)
Each Peregrine Option outstanding immediately prior to the Effective Time shall be exchanged for an option granted by Stillwater (each a “Stillwater Replacement Option” and collectively the “Stillwater Replacement Options”) to acquire that number of Stillwater Shares equal to the product of (A) the number of Peregrine Shares subject to the Peregrine Option immediately before the Effective Time and (B) the Option Exchange Ratio.  The exercise price per Stillwater Share subject to any Stillwater Replacement Option shall be equal to the quotient of (A) the exercise price per Peregrine Share subject to such Peregrine Option immediately before the Effective Time divided by (B) the Option Exchange Ratio provided that the aggregate exercise price payable on any particular exercise of Stillwater Replacement Options shall be rounded up to the nearest whole cent.  Except as set out above, the terms of each Stillwater Replacement Option will be the same as the Peregrine Option exchanged therefor.

(vi)	The stated capital in respect of the Peregrine Shares shall be reduced to $1.00 without any repayment of capital in respect thereof.

(vii)
Peregrine will file an election with the Canada Revenue Agency, to be effective prior to the amalgamation described in section 3(a)(viii) hereof, to cease to be a public corporation for the purposes of the Tax Act.

(viii)	Acquireco and Peregrine shall be amalgamated (the “Amalgamation”) with the same effect as under section 184 of the CBCA to form Amalco and upon the Amalgamation:

(i)	the Amalgamation and the continuance of Acquireco and Peregrine as Amalco becomes effective;

(ii)	all of the property of each Acquireco and Peregrine continues to be the property of Amalco (except shares and indebtedness of Acquireco and Peregrine owned by the other);

(iii)	Amalco continues to be liable for the obligations of each of Acquireco and Peregrine (other than any obligation of Acquireco or Peregrine to the other);

(iv)	any existing cause of action, claim or liability to prosecution is unaffected;

(v)	any civil, criminal or administrative action or proceeding pending by or against Acquireco and Peregrine may continue to be prosecuted by or against Amalco;

(vi)	any conviction against, or ruling, order or judgment in favour of or against, Acquireco or Peregrine may be enforced by or against Amalco;

(vii)	the articles and by-laws of Acquireco immediately before the Effective Time are deemed to be the articles of Amalco, and the Certificate is deemed to be the certificate of incorporation of Amalco;

(viii)	all shares in the capital stock of Peregrine shall be cancelled without any repayment of capital in respect thereof; and

(ix)
no shares shall be issued by Amalco in connection with the Amalgamation and all shares in the capital stock of Acquireco prior to the Amalgamation shall be unaffected and shall continue as shares of Amalco.

(b)
No Fractional Shares.  Following the Effective Time, no fractional Stillwater Shares will be issued pursuant to the Arrangement. In the event that a Peregrine Shareholder would otherwise be entitled, or to which a holder of Peregrine Warrants is entitled on exercise of the Peregrine Warrants, to a fractional Stillwater Share under the Arrangement, the number of Stillwater Shares issued to such holder shall be rounded up to the next greater whole number of Stillwater Shares if the fractional entitlement is equal to or greater than 0.5 and shall, without any additional compensation, be rounded down to the next lesser whole number of Stillwater Shares if the fractional entitlement is less than 0.5. In the event that a holder of Stillwater Replacement Options is entitled to a fractional Stillwater Share on exercise of a Stillwater Replacement Option, the number of Stillwater Shares issued to such holder shall be rounded down to the next lesser whole number of Stillwater Shares.

(c)	Fractional Cash Consideration. Any cash consideration owing to a Former Peregrine Shareholder shall be rounded up to the next whole cent.

4.	RIGHTS OF DISSENT

Peregrine Shareholders shall be entitled to exercise dissent rights (“Dissent Rights”) with respect to the Peregrine Shares pursuant to and in the manner set forth in section 190 of the CBCA as modified by the Interim Order and this section 4.  Notwithstanding subsection 190(a) of the CBCA, any Peregrine Shareholder seeking to exercise Dissent Rights must deliver to Peregrine a written objection to the Arrangement by 5:00 p.m. (Toronto time) on the Business Day immediately prior to the date of the Peregrine Meeting and must strictly comply with all other provisions of section 190 of the CBCA as modified by the Interim Order (the “Dissent Procedures”).

If the Arrangement is concluded, a Peregrine Shareholder who exercises Dissent Rights in strict compliance with the Dissent Procedures shall be entitled to be paid by Peregrine the fair value of the Peregrine Shares held by such Dissenting Peregrine Shareholder in respect of which such Dissenting Peregrine Shareholder dissents, determined as provided for in the CBCA, as modified by the Interim Order and this section 4.  Any such Dissenting Peregrine Shareholder who exercises Dissent Rights and who:

(a)
is ultimately entitled to be paid fair value for its Peregrine Shares shall be deemed to have transferred its Peregrine Shares to AcquireCo in consideration for a debt claim against AcquireCo to be paid fair value of such shares pursuant to the Dissent Procedures, and shall not be entitled to any other payment or consideration, including any payment under the Arrangement had such holders not exercised their Dissent Rights; or

(b)
is for any reason ultimately not entitled to be paid fair value for its Peregrine Shares, shall be deemed to have participated in the Arrangement as of the Effective Time on the same terms and at the same time as a non-Dissenting Peregrine Shareholder and shall be issued only the same consideration which a Peregrine Shareholder is entitled to receive under the Arrangement as if such Dissenting Peregrine Shareholder would not have exercised Dissent Rights.

In no case shall Stillwater, AcquireCo or Peregrine be required to recognize Dissenting Peregrine Shareholders or a Dissenting Peregrine Shareholder at and after the Effective Time as a legal or beneficial holder of Peregrine Shares for any purpose, and the names of such Dissenting Peregrine Shareholders shall be removed from the share register of Peregrine at the Effective Time.

5.	DELIVERY OF STILLWATER SHARES AND CASH

(a)	Deposit. At or prior to the Effective Time:

(i)	AcquireCo shall deposit with the Depositary, for the benefit of the Former Peregrine Shareholders, cash in an amount equal to the Maximum Cash; and

(ii)	Stillwater shall deposit with the Depositary, for the benefit of the Former Peregrine Shareholders, certificate(s) representing the Maximum Shares.

(b)
Letter of Transmittal.  The Depositary will forward to each Peregrine Shareholder, at the address of such Peregrine Shareholder as it appears on the register for Peregrine Shares, a Letter of Transmittal and instructions for obtaining delivery of the certificates representing the Stillwater Shares allotted and issued to such Peregrine Shareholder and the Cash Consideration payable to such Peregrine Shareholder pursuant to the Arrangement.

(c)	Entitlement to Stillwater Certificates and cash.

(i)
Stillwater, AcquireCo and Peregrine shall cause the Depositary, as soon as practicable following the later of the Effective Date and the date of deposit by a Peregrine Shareholder with the Depositary of a duly completed Letter of Transmittal and the certificates representing the Peregrine Shares or other documentation as provided in the Letter of Transmittal, to:

A.	forward or cause to be forwarded by first class mail (postage prepaid) to the Former Peregrine Shareholder at the address specified in the Letter of Transmittal; or

B.	if requested by the Former Peregrine Shareholder in the Letter of Transmittal, make available at the Depositary for pick-up by the Former Peregrine Shareholder; or

C.
if the Letter of Transmittal neither specifies an address nor contains a request as described in (B), forward or cause to be forwarded by first class mail (postage prepaid) to the Former Peregrine Shareholder at the address of such Former Peregrine Shareholder as shown on the share register maintained by Peregrine as at the Effective Time, a cheque representing the cash payment payable to such Former Peregrine Shareholder in respect of the Cash Consideration and certificates representing the number of Stillwater Shares issuable to such Former Peregrine Shareholders in respect of the Share Consideration as determined in accordance with the provisions hereof.

(ii)
No Former Peregrine Shareholder shall be entitled to receive any consideration with respect to Peregrine Shares other than in accordance with this Plan of Arrangement and, for greater certainty, no Former Peregrine Shareholder will be entitled to receive any interest, dividends, premium or other payment in connection therewith.

(iii)
After the Effective Time and until surrendered as contemplated by paragraph 5(c)(i) hereof, each certificate which immediately prior to the Effective Time represented one or more Peregrine Shares shall be deemed at all times to represent only the right to receive in exchange therefor a certificate representing the Share Consideration and the Cash Consideration to which the holder of such certificate is entitled to receive in accordance with paragraph 5(c)(i) hereof.

(d)
Lost Certificates.  In the event that any certificate which immediately prior to the Effective Time represented one or more Peregrine Shares which were exchanged for Stillwater Shares in accordance with section 3 hereof shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary shall deliver in exchange for such lost, stolen or destroyed certificate, certificates representing the Stillwater Shares and Cash Consideration which such Peregrine Shareholder is entitled to receive in accordance with section 3 hereof.  When authorizing such delivery of certificates representing the Stillwater Shares and the Cash Consideration which such Peregrine Shareholder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the Peregrine Shareholder to whom certificates representing such Stillwater Shares and Cash Consideration are to be delivered shall, as a condition precedent to the delivery of such Stillwater Shares and the Cash Consideration, give a bond satisfactory to Stillwater, AcquireCo, Peregrine and the Depositary in such amount as Stillwater, AcquireCo, Peregrine and the Depositary may direct, or otherwise indemnify Stillwater, AcquireCo, Peregrine and the Depositary in a manner satisfactory to Stillwater, AcquireCo, Peregrine and the Depositary, against any claim that may be made against Stillwater, AcquireCo, Peregrine or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed and shall otherwise take such actions as may be required by the by-laws of Stillwater, AcquireCo and Peregrine as the case may be.

(e)
Dividends or other Distributions.  No dividends or distributions declared or made after the Effective Date with respect to Stillwater Shares with a record date after the Effective Date will be payable or paid to the holder of any unsurrendered certificate or certificates which, immediately prior to the Effective Date, represented outstanding Peregrine Shares unless and until the holder of such certificate shall have complied with the provisions of this section 5.  Subject to applicable law and to section 5 hereof, at the time of such compliance, there shall, in addition to the delivery of a certificate representing the Stillwater Shares to which such holder is thereby entitled, be delivered to such holder, without interest, the amount of the dividend or other distribution with a record date after the Effective Time theretofore paid with respect such Stillwater Shares.

(f)
Termination of Rights.  Any certificate formerly representing Peregrine Shares that is not deposited, with all other documents as provided in this section 5 on or before the sixth anniversary of the Effective Date, shall cease to represent any claim or interest of any kind or nature (including, without limitation dividends or distributions set out in section 5(d) hereof) against Stillwater, AcquireCo, Peregrine or the Depositary.

(g)
Withholding Rights.  Stillwater, AcquireCo, Peregrine and the Depositary shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any person hereunder and from all dividends or other distributions otherwise payable to any Peregrine Shareholder such amounts as Stillwater, AcquireCo, Peregrine and the Depositary is required to deduct and withhold with respect to such payment under the Tax Act, the Code or any provision of any applicable federal, provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the person in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority

6.	AMENDMENT

(a)	Amendment.

(i)
Stillwater, AcquireCo and Peregrine reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that any amendment, modification or supplement must be approved by Stillwater and Peregrine in a written document which is filed with the Court and, if made following the Peregrine Meeting, then approved by the Court, and communicated to the Peregrine Shareholders in the manner required by the Court (if so required).

(ii)
Any amendment, modification or supplement to this Plan of Arrangement, if agreed to by Peregrine and Stillwater, may be made at any time prior to or at the Peregrine Meeting, with or without any other prior notice or communication and, if so proposed and accepted by Persons voting at the Peregrine Meeting (other than as may be required under the Interim Order) shall become part of this Plan of Arrangement for all purposes.

(iii)
Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Peregrine Meeting will be effective only if it is consented to by Peregrine and Stillwater and, if required by the Court, by the Peregrine Shareholders.

(iv)
Notwithstanding the foregoing provisions of this section 6, no amendment, modification or supplement of this Plan of Arrangement may be made prior to the Effective Time except in accordance with the terms of the Arrangement Agreement.